Exhibit 4.8

AMETEK, INC.
(as Obligor)

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
(as Trustee)

Indenture

Dated as of November 10, 2026

DEBT SECURITIES

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

THIS INDENTURE, between AMETEK, Inc., a Delaware corporation (the “Obligor”), having its principal office at 1100 Cassatt Road, Berwyn, Pennsylvania 19312, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), is made and entered into as of this 10th day of November 2026.

RECITALS OF THE OBLIGOR

WHEREAS, the Obligor has duly authorized the issuance from time to time of its debt securities in one or more series (the “Notes”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Obligor has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and binding agreement of the Obligor, in accordance with its terms, have been done.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Notes by the Holders (as hereinafter defined) thereof, the Obligor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes or any series thereof as follows:

Article I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01       Definitions. For all purposes of this Indenture, and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(1)       the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)       all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

(3)       all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(4)       all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to authenticate Notes under Section 5.14.

“Authentication Order” has the meaning specified in Section 2.02(a).

“Bankruptcy Code” means title 11, U.S. Code, as amended, or any similar state or federal law for the relief of debtors.

“Board of Directors” means (i) the Board of Directors of the Obligor, (ii) any committee of such Board of Directors, (iii) any committee of officers of the Obligor or (iv) any officer of the Obligor; provided that, in the cases of clauses (ii)-(iv), such committee or officer is authorized with respect to any matter to exercise the powers of the Board of Directors of the Obligor.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Obligor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City (or, with respect to the Notes of any series, in any other place specified pursuant to Section 2.01) are authorized or required by law, regulation or executive order to be closed.

“CDS” means CDS Clearing and Depository Services Inc., or its nominee, and any successor thereto.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company Request” or “Company Order” means a written request or order, respectively, signed in the name of the Obligor by any Officer thereof and delivered to the Trustee.

“Corporate Trust Office” means 100 Wall Street, New York, NY 10005, Attention: Steven J. Gomes, Vice President.

“Covenant Defeasance” has the meaning specified in Section 12.03.

“Custodian” means the Person appointed by the Obligor to act as custodian for the Depositary, which Person shall be the Trustee unless and until a successor Person is appointed by the Obligor.

“Defaulted Interest” has the meaning specified in Section 2.06.

“Defeasance” has the meaning specified in Section 12.02.

“Defeasible Series” has the meaning specified in Section 12.01.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with this Indenture.

“Depositary” means with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person designated as Depositary for such series by the Obligor pursuant to Section 2.01 or 2.04, unless and until a successor Depositary for such series shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” with respect to the Notes of a series shall mean or include each Person who is then a Depositary hereunder with respect to such series.

“DTC” has the meaning specified in Section 2.04(b).

“Event of Default” has the meaning specified in Section 4.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 (or any successor Act), as amended, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the Indenture.

“Global Note” means each note in global form issued in accordance with this Indenture and bearing the Global Note Legend.

“Global Note Legend” means the legend set forth in Section 2.01, which is required to be placed on all Global Notes issued pursuant to this Indenture.

“Holder” and “Holder of Notes” means a Person in whose name a Note is registered in the Security Register.

“Incur” means issue, assume, guarantee or otherwise become liable for.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date,” when used with respect to any Note, means the date specified in such Note on which an installment of interest on such Note is scheduled to be paid.

“Issue Date” of any Note (or portion thereof) means the earlier of (a) the date of such Note or (b) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Maturity,” when used with respect to any Note, means the date on which all or a portion of the principal amount outstanding under such Note becomes due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption, or otherwise.

“Maturity Date,” when used with respect to any Note or any installment of principal thereof, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal becomes due and payable.

“Notes” has the meaning specified in the Recitals of the Obligor on the first page of this Indenture, including any replacement Notes issued therefor in accordance with this Indenture.

“Obligor” means the Person named as the “Obligor” in the first paragraph of this instrument unless and until a successor entity or assign shall have assumed the obligations of the Obligor under this Indenture and the Notes and thereafter “Obligor” shall mean such successor entity or assign.

“Officer” means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Obligor.

“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by any Officer of such Person that meets the applicable requirements of this Indenture.

“Opinion of Counsel” means, with respect to the Obligor or the Trustee, a written opinion of counsel to the Obligor or the Trustee, as the case may be, which counsel may be an employee of the Obligor or the Trustee, as the case may be.

“Outstanding,” when used with respect to the Notes or any series of Notes, means, as of the date of determination, all Notes or all Notes of such series, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(a)               such Notes or such Notes of such series, as the case may be, theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)               such Notes or such Notes of such series, as the case may be, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited in trust with the Trustee or with any Paying Agent other than the Obligor, or, if the Obligor shall act as its own Paying Agent, has been set aside and segregated in trust by the Obligor; provided, in any case, that if such Notes or such Notes of such series, as the case may be, are to be redeemed prior to their Maturity Date, notice of such redemption has been duly given pursuant to any redemption provision adopted under Section 2.01 of this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)               such Notes or such Notes of such series, as the case may be, (i) which have been paid pursuant to Section 2.05 or (ii) in exchange for or in lieu of which other Notes or other Notes of such series, as the case may be, have been authenticated and delivered pursuant to this Indenture, other than any such Notes or such Note of such series, as the case may be, in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Note or such Note of such series, as the case may be, is held by a bona fide purchaser in whose hands such Notes or such Notes of such series, as the case may be, is a valid and binding obligation of the Obligor; and

(d)               solely to the extent provided in Article XII, Notes or Notes of such series, as the case may be, which are subject to Defeasance or Covenant Defeasance as provided in Sections 12.02 and 12.03.

In determining whether the Holders of the requisite principal amount of such Notes or Notes of such series, as the case may be, Outstanding have given a direction concerning the time, method and place of conducting any proceeding for any remedy available to the Trustee, or concerning the exercise of any trust or power conferred upon the Trustee under this Indenture, or concerning a consent on behalf of the Holders of the Notes or the Holders of the Notes of such series, as the case may be, to the waiver of any past default and its consequences, Notes or the Notes of such series, as the case may be, owned by the Obligor, any other obligor upon the Notes or Notes of such series, as the case may be, or any Affiliate of the Obligor or such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent, or waiver hereunder, only Notes or Notes of such series, as the case may be, which a Responsible Officer assigned to the corporate trust department of the Trustee knows to be owned by the Obligor or any other obligor upon the Notes or the Notes of such series, as the case may be, or any Affiliate of the Obligor or such other obligor shall be so disregarded. Notes or Notes of such series, as the case may be, so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Notes or Notes of such series, as the case may be, and that the pledgee is not the Obligor or any other obligor upon the Notes or the Notes of such series, as the case may be, or any Affiliate of the Obligor or such other obligor.

“Paying Agent” means any Person appointed by the Obligor to distribute amounts payable by the Obligor on the Notes. The Obligor may act as its own Paying Agent. As of the date of this Indenture, the Obligor has appointed the Trustee as Paying Agent with respect to all Notes issuable hereunder.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or political subdivision thereof.

“Place of Payment” means, with respect to the Notes of any series, the place or places where, subject to the provisions of Section 9.02, the principal of, premium, if any, and interest on the Notes of such series are payable as specified pursuant to Section 2.01.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a lost, destroyed, mutilated, or stolen Note shall be deemed to evidence the same debt as the lost, destroyed, mutilated, or stolen Note.

“Record Date” means any date as of which the Holder of a Note of any series will be determined for any purpose described herein, such determination to be made as of the close of business on such date by reference to the Security Register, and in relation to a determination of a payment of an installment of interest on the Notes of any series, shall have the meaning specified in such series of Notes.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Notes to be redeemed, means the price at which it is to be redeemed pursuant to Article X of this Indenture.

“Registrar” means the Person who maintains the Security Register, which Person shall be the Trustee unless and until a successor Registrar is appointed by the Obligor (including, with respect to the Notes of any series, any Registrar appointed by the Obligor for such series).

“Responsible Officer” when used with respect to the Trustee, means any officer of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities Act” means the U.S. Securities Act of 1933 (or any successor Act), as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Register” has the meaning specified in Section 2.04.

“Signature Law” has the meaning specified in Section 1.13.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.06.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force as of the date hereof; provided that, with respect to every supplemental indenture executed pursuant to this Indenture, “Trust Indenture Act” or “TIA” shall mean the Trust Indenture Act of 1939, as then in effect.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean, or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any series shall mean the Trustee with respect to the Notes of that series.

“U.S. Government Obligations” has the meaning specified in Section 12.04.

Section 1.02       Officer’s Certificates and Opinions. Every Officer’s Certificate, Opinion of Counsel and other certificate or opinion to be delivered to the Trustee under this Indenture with respect to any action to be taken by the Trustee shall include the following:

(a)         a statement that each individual signing such certificate or opinion has read all covenants and conditions of this Indenture relating to such proposed action, including the definitions of all applicable capitalized terms;

(b)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)         a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)        a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03       Form of Documents Delivered to Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)         Any certificate or opinion of an officer of the Obligor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal counsel, unless such officer knows that any such certificate, opinion, or representation is erroneous. Any Opinion of Counsel for the Obligor may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Obligor, unless such counsel knows that any such certificate, opinion, or representation is erroneous.

(c)         Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, such instruments may, but need not, be consolidated and form a single instrument.

Section 1.04       Acts of Holders.

(a)         Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and (if expressly required by the applicable terms of this Indenture) to the Obligor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Obligor, if made in the manner provided in this Section 1.04.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)         The ownership of Notes shall for all purposes be determined by reference to the Security Register, as such register shall exist as of the applicable Record Date.

(d)         If the Obligor shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Obligor may, at its option, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Obligor shall have no obligation to do so. If such Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such Record Date, but only the Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Notes Outstanding shall be computed as of such Record Date; provided that no such authorization, agreement or consent by the Holders on such Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such Record Date.

(e)         Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind each subsequent Holder of such Note, and each Holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, with respect to anything done or suffered to be done by the Trustee or the Obligor in reliance upon such action, whether or not notation of such action is made upon such Note.

Section 1.05       Notices, Etc., to Trustee and Obligor. Any request, order, authorization, direction, consent, waiver or other action to be taken by the Trustee, the Obligor, or the Holders hereunder (including any Authentication Order), and any notice to be given to the Trustee or the Obligor with respect to any action taken or to be taken by the Trustee, the Obligor, or the Holders hereunder, shall be sufficient if made in writing and

(a)          if to be furnished or delivered to or filed with the Trustee by the Obligor or any Holder delivered to the Trustee at its Corporate Trust Office, or

(b)          if to be furnished or delivered to the Obligor by the Trustee or any Holder, and except as otherwise provided in Section 4.01(d) mailed to the Obligor, first-class postage prepaid, at AMETEK, Inc., 1100 Cassatt Road, Berwyn, Pennsylvania 19312, Attention: General Counsel or at any other address hereafter furnished in writing by the Obligor to the Trustee.

Section 1.06      Notice to Holders; Waiver. Where this Indenture or any Note provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein or in such Note): (i) at the time delivered by hand, if personally delivered; (ii) on the first date of which publication is made, if by publication; (iii) five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; (iv) the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; (v) when receipt acknowledged, if sent by electronic transmission; and (vi) if to the Trustee, upon receipt by a Responsible Officer. Notices or communications to Holders of Notes will be given to the addresses of such Holders as they may appear in the Security Register. Where this Indenture or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), in accordance with the procedures of the Depositary, if any, prescribed for the giving of such notice. If a notice or communication is sent in the manner provided in this Section within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 1.07       Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 1.08      Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction of any provision of this Indenture.

Section 1.09      Successors and Assigns. All covenants and agreements in this Indenture by the Obligor shall bind its successors and assigns, whether so expressed or not.

Section 1.10      Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11       Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the Authenticating Agent, the Registrar, any Paying Agent, and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12       Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to rules governing the conflict of laws.

Section 1.13       Counterparts. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code of the State of New York (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature of this Indenture shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.

Section 1.14       Legal Holidays. In any case where any Interest Payment Date or Redemption Date or Maturity Date or the last date on which a Holder has the right to convert their Notes shall not be a Business Day, then (notwithstanding any other provisions of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, the Redemption Date or Maturity Date; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Maturity Date, as the case may be.

Article II
The Notes

Section 2.01       Form and Dating. (a) General.

(i)                The Notes of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, stock exchange rule or DTC or other Depositary rule or usage or with any rules or regulations pursuant thereto, all as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication. The Obligor shall furnish any such legends to the Trustee in writing.

(ii)             The Definitive Notes, if any, shall be printed, lithographed or engraved or produced by any combination of those methods on steel engraved borders or may be produced in any other manner permitted by any applicable rule of any securities exchange, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

(iii)           The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Obligor and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto.

(iv)            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

(v)              The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series:

(A)             the title of the Notes of the series (which shall distinguish the Notes of the series from all other Notes);

(B)              any limit upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.03, 2.04, 2.05, 8.07 or 10.07);

(C)              the date or dates on which the principal of the Notes of the series is payable;

(D)             the rate or rates at which the Notes of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Record Dates, if any, for the determination of Holders to whom interest is payable;

(E)              the place or places where the principal of and any premium and interest on the Notes of the series shall be payable;

(F)              the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the series may be redeemed, in whole or in part, at the option of the Obligor and the applicability, nonapplicability or variation of Article X with respect to the Notes of such series;

(G)             the obligation, if any, of the Obligor to redeem or purchase Notes of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(H)             if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 4.02;

(I)                the Issue Date;

(J)                the issue price (expressed as a percentage of the aggregate principal amount of the Notes) at which the Notes will be issued;

(K)             if the Notes of the series are issuable in whole or in part in the form of Definitive Notes or as one or more Global Notes, and if so, the identity of the Depositary for such Global Notes if other than DTC;

(L)              any other terms of the series, including, if other than U.S. dollars, the currency in which the Notes of the series are denominated and in which payments thereon shall be made, and any provisions relating to judgment currency (which terms shall not be inconsistent with the provisions of this Indenture);

(M)            any Events of Default with respect to the Notes of a particular series if not set forth herein;

(N)             the applicability, nonapplicability, or variation of Article XI with respect to the Notes of such series;

(O)             if applicable, that the Notes of the series shall be subject to either or both of Defeasance or Covenant Defeasance as provided in Article XII;

(P)              the terms and conditions, if any, pursuant to which the Notes are convertible into or exchangeable for any other securities; and

(Q)             any covenants of the Obligor with respect to the Notes of a particular series if not set forth herein.

Notwithstanding Section 2.01(a)(v)(B) and unless otherwise expressly provided with respect to a series of Notes, the aggregate principal amount of a series of Notes may be increased and additional Notes of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased; provided that, any such additional Notes shall have identical terms as the outstanding Notes of such series, other than with respect to the date of issuance, issue price, first Interest Payment Date, initial interest accrual date and the amount of interest payable on the first Interest Payment Date applicable thereto. Any such additional Notes shall be treated as a single class with the outstanding Notes of such series for all purposes under this Indenture; provided that if such additional Notes are not fungible with the outstanding Notes of such series for U.S. federal income tax purposes, such additional Notes will have a different CUSIP number.

(b)           Global Notes.

(i)                 If the Obligor shall establish pursuant to Section 2.01(a) above that the Notes of a series or a portion thereof are to be issued in the form of one or more Global Notes, then the Obligor shall execute and the Trustee shall authenticate and make available for delivery one or more Global Notes that (a) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Notes of such series issued in such form and not yet cancelled, (b) shall be registered, in the name of the Depositary designated for such Global Note pursuant to Section 2.04, or in the name of a nominee of such Depositary, (c) shall be deposited with the Trustee, as Custodian for the Depositary (or with such other Custodian as may be appointed by the Obligor with respect to such series) or with the Depositary, and (d) shall bear a legend substantially as follows (or, if the Depositary for such series is other than DTC, such other legend as may be required by such Depositary) (“Global Note Legend”):

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE OBLIGOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii)              Each Depositary designated pursuant to Section 2.01 or 2.04 for a Global Note must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, provided that the Depositary is required to be so registered in order to act as depositary (it being understood that a Depositary located outside the United States need only be registered or recognized as a clearing agency or depository under the applicable laws of its jurisdiction).

(iii)            Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as provided in this Indenture.

(c)               Trustee’s Certificate of Authentication.

(i)                 The Trustee’s Certificate of Authentication shall be in substantially the following form: This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

Section 2.02       Execution and Authentication.

(a)         At any time and from time to time after the execution and delivery of this Indenture, the Obligor may deliver Notes of any series executed on behalf of the Obligor by any Officer to the Trustee for authentication, and the Trustee, upon receipt of a written order of the Obligor specifying the principal amount and registered Holder of each Note and whether such Note shall be a Definitive Note or a Global Note, and signed by an Officer (the “Authentication Order”) shall thereupon in accordance with the procedures reasonably acceptable to the Trustee set forth in the Authentication Order, and subject to the provisions hereof, authenticate and deliver such Notes to or upon the written order of the Obligor, without any further action by the Obligor except as set forth in this Section 2.02. The signature of any Officer on the Notes may be manual, electronic or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee. In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and (subject to Section 5.01) shall be fully protected in relying upon:

(i)                 an executed supplemental indenture, if any, and the documentation required to be delivered pursuant to Section 8.06;

(ii)              an Officer’s Certificate setting forth the form or forms and terms of the Notes of such series pursuant to Section 2.01(a)(v), and prepared in accordance with Section 1.02; and

(iii)            an Opinion of Counsel prepared in accordance with Section 1.02.

(b)         Notes bearing the manual, electronic or facsimile signatures of individuals who were at any time on or after the date hereof the proper officers of the Obligor shall bind the Obligor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(c)      Unless otherwise specified pursuant to Section 2.01, the Notes shall be in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03       Temporary Notes. Until certificates representing Notes of a series are ready for delivery, the Obligor may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver temporary Notes of such series. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Obligor considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Obligor shall prepare and the Trustee shall authenticate Definitive Notes of a series in exchange for temporary Notes of such series. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.04       Registration, Transfer and Exchange.

(a)          Securities Register. The Trustee (or such other Registrar as may be appointed by the Obligor with respect to the Notes of any series) shall keep a register of the Notes (the “Security Register”) which shall provide for the registration of such Notes, and for transfers of such Notes in accordance with information, if any, to be provided to the Trustee by the Obligor, subject to such reasonable regulations as the Trustee may prescribe. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection at the Corporate Trust Office of the Trustee or at such other office or agency to be maintained by the Obligor pursuant to Section 9.02.

Upon due presentation for registration of transfer of any Note at the Corporate Trust Office of the Trustee or at any other office or agency maintained by the Obligor pursuant to Section 9.02, the Obligor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of authorized denominations, of a like aggregate principal amount, series and Maturity Date.

(b)         Transfer of Global Notes. Any other provision of this Section 2.04 notwithstanding, unless and until it is exchanged in whole or in part for Definitive Notes, a Global Note representing all or a portion of the Notes of a series may not be transferred except as a whole by the Depositary to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(i)                 Unless otherwise specified pursuant to Section 2.01, the Obligor initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes of each series.

(c)         Legends. Each Global Note shall bear the legend specified in clause (i) of Section 2.01(b) on the face thereof.

(d)        Definitive Notes.

(i)                 Notwithstanding any other provisions of this Indenture or the Notes, a Global Note may be exchanged for Notes of the same series registered in the names of any Person designated by the Depositary in the event that (a) the Depositary has notified the Obligor that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and the Obligor has not appointed a successor Depositary within 90 days of receiving such notice or of becoming aware of such cessation, (b) an Event of Default has occurred and is continuing with respect to the applicable Notes, or (c) the Obligor, in its sole discretion, determines that the applicable Notes issued in the form of Global Notes shall no longer be represented by such Global Notes as evidenced by a Company Order delivered to the Trustee. Any Global Note exchanged pursuant to clause (a) or (c) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (b) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note of the same series or any portion thereof shall be a Global Note, provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii)              If at any time the Depositary for the Notes of any series notifies the Obligor that it is unwilling or unable to continue as Depositary for such Notes or if the Depositary has ceased to be a “clearing agency” registered under the Exchange Act at a time when the Depositary is required to be so registered in order to act as depositary, the Obligor may appoint a successor Depositary with respect to such Notes.

(iii)            If, in accordance with this Section 2.04(d), Notes of any series in global form will no longer be represented by Global Notes, the Obligor will execute, and the Trustee, upon receipt of an Authentication Order, will authenticate and make available for delivery, Definitive Notes of such series in an aggregate principal amount equal to the principal amount of the Global Notes of such series, in exchange for such Global Notes.

(iv)             If a Definitive Note is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any Record Date for the payment of interest and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest shall not be payable on such Interest Payment Date in respect of such Definitive Notes, but shall be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

(v)               Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.04(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. To permit registrations of transfers and exchanges, the Obligor shall execute and the Trustee (or an Authenticating Agent appointed pursuant to this Indenture) shall authenticate and make available for delivery Definitive Notes at the Registrar’s request, and upon direction of the Obligor. No service charge shall be made for any registration of transfer or exchange, but the Obligor or the Trustee may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with any registration of transfer or exchange.

(vi)             When Definitive Notes are presented to the Trustee with a request to register the transfer of such Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations of the same series, the Trustee shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Obligor and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing.

(vii)          At such time as all interests in Global Notes of any series have either been exchanged for Definitive Notes of such series or cancelled, such Global Notes shall be cancelled by the Trustee in accordance with the standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note of any series is exchanged for Definitive Notes of such series or cancelled, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(e)               Notwithstanding anything in this Indenture to the contrary, (i) all Notes issued upon any registration of transfer or exchange of Notes shall be the valid and binding obligations of the Obligor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange, (ii) all transfers and exchanges of the Notes may be made only in accordance with the procedures set forth in this Indenture, and (iii) the transfer and exchange of a beneficial interest in a Global Note may only be effected through the Depositary in accordance with the procedures promulgated by the Depositary.

(f)                The Obligor shall not be required to (i) issue, register the transfer of, or exchange any Note during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of Notes of that series selected for redemption under Section 10.03 and ending at the close of business on the date of such delivery or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except, the unredeemed portion of any Note being redeemed in part.

Section 2.05       Mutilated, Destroyed, Lost and Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Trustee, or the Obligor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Obligor and the Trustee such security or indemnity as may be required by them to save each of them harmless from any loss, liability or expense that they may suffer if such Note is replaced and subsequently presented or otherwise claimed for payment, then, in the absence of notice to the Obligor or the Trustee that such Note has been acquired by a protected purchaser, the Obligor may in its discretion execute and, upon request of the Obligor, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, series, Maturity Date, and principal amount, bearing a number not contemporaneously outstanding.

(b)         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Obligor in its discretion may, instead of issuing a new Note, pay such Note.

(c)        Upon the issuance of any new Note under this Section 2.05, the Obligor may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(d)          Every new Note issued pursuant to this Section 2.05 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original contractual obligation of the Obligor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e)          The provisions of this Section 2.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.06       Payment of Interest; Interest Rights Preserved. (a) Interest on any Note which is payable and is punctually paid or duly provided for on any Interest Payment Date shall, if so provided in such Note, be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the applicable Record Date, notwithstanding any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date (unless, if so provided in such Note, such Interest Payment Date is also the Maturity Date, in which case such interest shall be payable to the Person to whom principal is payable).

(b)               Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the applicable Record Date by virtue of his having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Obligor, at its election in each case, as provided in clause (i) or (ii) below:

(i)                 The Obligor may elect to make payment of any Defaulted Interest to the Persons in whose names any such Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Obligor shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Obligor shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Obligor of such Special Record Date and, in the name and at the expense of the Obligor, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed or otherwise delivered to the Holder of each such Note at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed or otherwise delivered as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)              The Obligor may make payment of any Defaulted Interest in any other lawful manner if, after notice given by the Obligor to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

(c)        If any installment of interest on any Note called for redemption pursuant to any redemption provision under Section 2.01(a)(v)(F) or (G) is due and payable on or prior to the Redemption Date and is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section 2.06, such interest shall be payable together with the applicable Redemption Price of such Notes.

(d)         Interest on Notes may be paid at the office or agency maintained by the Obligor in New York City pursuant to Section 9.02 or, at the Obligor’s option, through DTC, CDS, Clearstream Banking, société anonyme, Euroclear System or any other Depositary for such Notes to the Person entitled thereto or by such other means as may be specified in the form of such Note.

(e)         Subject to the foregoing provisions of this Section 2.06 and the provisions of Section 2.04, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

(f)          In the case of any Note which is converted after any Record Date and on or prior to the next succeeding Interest Payment Date, any interest payable on such Interest Payment Date shall remain payable notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Note which is converted, interest as to which the Interest Payment Date is after the date of conversion of such Note shall not be payable.

Section 2.07       Persons Deemed Owners. (a) Prior to due presentment of a Note for registration of transfer, the Obligor, the Trustee, and any agent of the Obligor or the Trustee may treat the Person in whose name any Note is registered on the Security Register as the owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to Section 2.06) interest, and for all other purposes whatsoever, whether or not such Note is overdue and neither the Obligor, the Trustee, nor any agent of the Obligor or the Trustee shall be affected by notice to the contrary.

(b)         None of the Obligor, the Trustee, any Authenticating Agent, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.

Section 2.08       Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Obligor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Obligor may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. Acquisition of such Notes by the Obligor shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. No Note shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.08, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled Notes in accordance with its customary procedures and, upon written request, deliver a certificate of such disposition to the Obligor.

Section 2.09       Computation of Interest. Interest on the Notes of each series shall be computed as specified in the terms of such Notes established pursuant to Section 2.01; provided, however, that if the terms of any Notes do not provide a method for computation of interest, interest on such Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.

Section 2.10       CUSIP Numbers. The Obligor in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP or ISIN numbers, as the case may be, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, as the case may be, either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes. The Obligor will promptly notify the Trustee in writing of any change in the CUSIP or ISIN number.

Article III
Discharge of Indenture

Section 3.01       Discharge of Indenture. This Indenture will be discharged with respect to the Notes of a series and will cease to be of further effect as to all such Notes (except as to any surviving rights of transfer or exchange of such Notes expressly provided for herein), and the Trustee, on demand of and at the expense of the Obligor, shall execute proper instruments acknowledging the discharge of this Indenture with respect to the Notes of such series, when,

(a)           either

(i)                 all Notes of such series theretofore authenticated and delivered (except (A) mutilated, lost, stolen or destroyed Notes which have been replaced or paid, as provided in Section 2.05 and (B) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Obligor and thereafter repaid to the Obligor or discharged from such trust, as provided in Section 3.04) have been delivered by the Obligor to the Trustee cancelled or for cancellation; or

(ii)              all such Notes of such series not theretofore delivered to the Trustee cancelled or for cancellation:

(A)             have become due and payable, or

(B)              will, in accordance with their Maturity Date, become due and payable within one year, or

(C)              are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Obligor, and, in any of the cases described in (A) or (B) above or in this clause (C), the Obligor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for the benefit of the Holders of such Notes for that purpose, U.S. dollars (or, in the case of Notes payable in a currency other than U.S. dollars, such currency) or non-callable U.S. Government Obligations or a combination thereof in such amounts sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee cancelled or for cancellation, for principal of and interest and premium, if any, on the Notes of such series to the date of such deposit (in the case of Notes of such series that have become due and payable), or to the Maturity Date or the Redemption Date, as the case may be;

(b)           the Obligor has paid or caused to be paid all other sums payable by it with respect to the Notes of such series under this Indenture;

(c)          in the event of a deposit and defeasance under Section 3.01(a)(ii), no Event of Default or event which with notice or lapse of time would become an Event of Default has occurred and is continuing with respect to the Notes of such series on the date of such deposit; and

(d)          the Obligor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to the discharge of this Indenture with respect to the Notes of such series have been complied with.

Notwithstanding the discharge of this Indenture with respect to the Notes of such series, the obligations of the Obligor under Section 3.01(a) and the obligations of the Obligor to the Trustee under Section 5.07 and to any Authenticating Agent under Section 5.14 shall survive, and the obligations of the Trustee under Sections 3.02 and 3.04 shall survive.

Section 3.02       Application of Trust Money. All money and U.S. Government Obligations deposited with the Trustee pursuant to Section 3.01 and all proceeds of such U.S. Government Obligations and the interest thereon shall be held in trust and applied by it, in accordance with the provisions of this Indenture, to the payment, either directly or through any Paying Agent (including the Obligor acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, for whose payment such money and U.S. Government Obligations have been deposited with the Trustee; but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law. All money deposited with the Trustee pursuant to Section 3.01 (and held by it or any Paying Agent) for payment of Notes of a series that is convertible in accordance with the terms of such Notes and that are subsequently converted, shall be returned to the Obligor.

Section 3.03       Paying Agent to Repay Moneys Held. Upon the discharge of this Indenture or a Defeasance pursuant to Section 12.02, in each case, with respect to the Notes of a series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Notes (other than the Trustee) shall, upon demand of the Obligor, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 3.04       Return of Unclaimed Amounts. Any amounts deposited with or paid to the Trustee or any Paying Agent for payment of the principal of, premium, if any, or interest on any series of Notes or then held by the Obligor, in trust for the payment of the principal of, premium, if any, or interest on any series of Notes and not applied but remaining unclaimed by the Holders of such series of Notes for two years after the date upon which the principal of, premium, if any, or interest on such series of Notes, as the case may be, shall have become due and payable, shall be repaid to the Obligor by the Trustee on demand or (if then held by the Obligor) shall be discharged from such trust; and the Holder of any Notes of such series shall thereafter, as an unsecured general creditor, look only to the Obligor for any payment which such Holder may be entitled to collect (until such time as such unclaimed amounts shall escheat, if at all, to any applicable jurisdiction) and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Obligor as trustee thereof, shall thereupon cease. Notwithstanding the foregoing, the Trustee or Paying Agent, before being required to make any such repayment, may at the expense of the Obligor cause to be published once a week for two successive weeks (in each case on any day of the week) in a newspaper printed in the English language and customarily published at least once a day at least five days in each calendar week and of general circulation in each Place of Payment for such series of Notes, a notice that said amounts have not been so applied and that after a date named therein any unclaimed balance of said amounts then remaining will be promptly returned to the Obligor.

Section 3.05       Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 3.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligor’s obligations under this Indenture and the Holders of Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 3.02.

Article IV
Remedies

Section 4.01       Events of Default. “Event of Default,” wherever used herein, means with respect to Notes of any series, any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          default in the payment of any principal of or premium, if any, on the Notes of such series when due (whether at Maturity, upon redemption or otherwise);

(b)           failure to pay interest on any Note of such series, when it becomes due and payable, and continuance of such default for a period of 60 days;

(c)           a default in the deposit of any sinking fund payment, when and as due by the terms of a Note of that series;

(d)          default in the performance, or breach of any covenant, warranty or agreement (other than a default or breach under Section 7.01) of the Obligor under this Indenture in respect of the Notes of such series, and continuance of such default or breach for a period of 90 days after a Notice of Default is given to the Obligor;

(e)          a default in the performance, or breach, of the Obligor’s obligations under Section 7.01;

(f)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Obligor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; and

(g)          the Obligor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Obligor or for a substantial part of its assets, (iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing.

A default under clause (d) above is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding notify the Obligor of the default and the Obligor does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Obligor shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Obligor is taking or proposes to take with respect thereto. Upon becoming aware of any default or Event of Default, the Obligor is required to deliver to the Trustee a statement specifying such default or Event of Default.

No Event of Default with respect to a single series of Notes issued hereunder (and under or pursuant to any supplemental indenture or Board Resolution) necessarily constitutes an Event of Default with respect to any other series of Notes.

Section 4.02       Acceleration of Maturity; Rescission and Annulment. (a) If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 4.01) with respect to the Notes of any series occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes of such series may declare the principal of all Outstanding Notes of such series, and the interest to the date of acceleration, if any, accrued thereon, to be immediately due and payable by notice in writing to the Obligor (and to the Trustee if given by Holders) specifying the event of default. If an Event of Default described in clause (f) or (g) of Section 4.01 occurs, then the principal amount of all the Notes then outstanding and interest accrued thereon, if any, will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Notes, to the full extent permitted by applicable law.

(b)           At any time after such a declaration of acceleration has been made with respect to the Notes of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article IV provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series by written notice to the Obligor and the Trustee, may rescind and annul such declaration or waive past defaults and their consequences, except with respect to a default in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby, if:

(i)            the Obligor has paid or deposited with the Trustee a sum sufficient to pay:

(A)             all overdue installments of interest, if any, on such series of Notes,

(B)              the principal of (and premium, if any, on) any such series of Notes which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate prescribed therefor by the Notes of such series, to the extent that payment of such interest is lawful,

(C)              interest on overdue installments of interest at the rate prescribed therefor by the Notes of such series to the extent that payment of such interest is lawful, and

(D)             the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 5.07; and

(ii)              all Events of Default, other than the nonpayment of the principal, premium or interest of the Notes of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 4.13.

(c)          No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 4.03       Collection of Indebtedness and Suits for Enforcement. (a) The Obligor covenants that if:

(i)                 default is made in the payment of any installment of interest on any Note of any series when such interest becomes due and payable, or

(ii)              default is made in the payment of (or premium, if any, on) the principal of any Note of any series at the Maturity thereof, and

(iii)            any such default continues for any period of grace provided in relation to such default pursuant to Section 4.01, then, with respect to such series of Notes, the Obligor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes of such series, the whole amount then due and payable on all Notes of such series for principal (and premium, if any) and interest, together with interest (to the extent that payment of such interest shall be legally enforceable) upon the overdue principal (and premium, if any) and upon overdue installments of interest at the rate of interest prescribed therefor by the Notes of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 5.07.

(b)          If the Obligor fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Obligor or any other obligor upon such Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Obligor or any other obligor upon such Notes, wherever situated.

(c)          If an Event of Default occurs and is continuing with respect to any series of Notes, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such series of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 4.04       Trustee May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Obligor or any obligor upon the Notes or the property of the Obligor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Obligor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

(i)                 to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 5.07) and of the Holders allowed in such judicial proceedings, and

(ii)              to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel, and any other amounts due the Trustee under Section 5.07.

(b)          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.05       Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes of any series may be prosecuted and enforced by the Trustee without the possession of any of the Notes of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes of such series.

Section 4.06       Application of Money Collected. Any money collected by the Trustee from the Obligor pursuant to this Article IV shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Notes of any series and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due the Trustee under Section 5.07.

Second: To the payment of the amounts then due and unpaid upon such series of Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind.

Third: To the Obligor.

Section 4.07        Limitation on Suits. No Holder of any Note of any series may institute any action under this Indenture, unless and until:

(a)          such Holder has given the Trustee written notice of a continuing Event of Default with respect to the Notes of such series;

(b)          the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series have made written request and offered reasonable indemnity to the Trustee (including against any loss, liability or expense) to institute such proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(c)          the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

(d)         no inconsistent direction has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series; it being understood and intended that no one or more Holders of Notes of any series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such series.

Section 4.08       Unconditional Right of Holders to Receive Payment of Principal, Premium and Interest and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and (subject to Section 2.06) interest on such Note on or after the Maturity Date (or, in the case of redemption, on or after the Redemption Date) and, if applicable, to convert such Note in accordance with the terms of such Note and to institute suit for the enforcement of any such payment and right to convert on or after such respective date, and such right shall not be impaired or affected without the consent of such Holder.

Section 4.09       Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Obligor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.10       Rights and Remedies Cumulative. Except as provided in Section 2.05(e), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.11       Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article IV or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.12       Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes of such series provided that:

(a)           the Trustee is offered reasonable indemnity against any loss, liability or expense;

(b)          the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer in reliance on an Officer’s Certificate, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction; and

(c)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 4.13       Waiver of Past Defaults. Subject to Section 4.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series may, on behalf of the Holders of all Notes of such series, waive any past default hereunder with respect to the Notes of such series, except a default not theretofore cured:

(a)           in the payment of principal, premium, if any, or interest on any Notes of such series, or

(b)           in respect of a covenant or provision in this Indenture which, under Article VIII, cannot be modified without the consent of the Holder of each Outstanding Note of such series.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 4.14       Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes of any series to which the suit relates, or to any suit instituted by any Holder pursuant to Section 4.08.

Section 4.15       Waiver of Stay or Extension Laws. The Obligor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law (other than any bankruptcy law) wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article V
The Trustee

Section 5.01       Certain Duties and Responsibilities of Trustee.

(a)         The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(b)           Except during the continuance of an Event of Default with respect to a series of Notes, the Trustee undertakes to perform such duties and only such duties with respect to such series of Notes as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series of Notes shall be read into this Indenture against the Trustee.

(c)          In the absence of willful misconduct or gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(d)          In case an Event of Default with respect to a series of Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Notes and any indenture supplemental hereto relating to such series of Notes, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; provided, however, the Trustee shall be under no obligation to take any action to protect, preserve or enforce any rights or interests, or to take any action under any of the agreements or documents related hereto, whether on its own motion or the request of any other person unless from time to time the Trustee is provided with indemnity reasonably satisfactory to the Trustee.

(e)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                 this Subsection shall not be construed to limit the effect of Section 5.01(a);

(ii)              the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee with respect to such series of Notes, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to such series of Notes; and

(iv)             no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial loss, expense or liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

(g)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(h)          The Trustee shall provide notice to Obligor of any change in the address of the Corporate Trust Office no later than 15 days in advance of such change.

Section 5.02       Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to any series of Notes, the Trustee shall transmit by mail to all Holders of Notes of such series, as their names and addresses appear in the Security Register, notice of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest or premium, if any, on any Note of such series (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee determine in good faith that the withholding of such notice is in the interests of the Holders of the Outstanding Notes of such series; and provided further, that, in the case of any default of the character specified in clause (d) of Section 4.01, no such notice to Holders of Notes of such series shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section 5.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 5.03       Certain Rights of Trustee. Except as otherwise provided in Section 5.01:

(a)          the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original paper form or electronic form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)         any request or direction of the Obligor described herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)          whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)          the Trustee may consult with counsel of its selection and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(g)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Obligor, personally or by agent or attorney the costs thereof to be reimbursed to the Trustee by the Obligor; and

(h)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)            in no event shall the Trustee be responsible or liable to the Obligor or any Holder for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)            the Trustee shall only be deemed to have knowledge of any default or Event of Default with respect to the Notes of any series if written notice of any event which is in fact such a default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes of such series and this Indenture

(k)            the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed, indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder

(l)             the Trustee may request that the Obligor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture

(m)          in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, and hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access, or other unavailability of the Federal Reserve Bank wire or electronic or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(n)          before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel, and the Trustee shall not be liable for any action it takes or omits to take in reliance on such Officer’s Certificate or Opinion of Counsel. Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter may be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 5.04       Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, shall be taken as the statements of the Obligor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be responsible for and makes no representations as to the validity or adequacy of this Indenture, the Notes, or any offering material, including any prospectus. The Trustee shall not be responsible for any inconsistencies between the terms of this Indenture and any offering material related to Notes issued hereunder or any supplement hereto. The Trustee shall not be accountable for the use or application by the Obligor of the Notes or the proceeds thereof or any money paid to the Obligor or upon the Obligor’s direction under any provision of this Indenture. The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Obligor but the Trustee may require full information and advice as to the performance of the aforementioned covenants. The Trustee shall not be responsible for any statement in any document in connection with the sale of the Notes other than information about the Trustee provided by the Trustee to the Obligor for incorporation or use in any such documents.

Section 5.05       May Hold Notes. The Trustee or any Paying Agent, Registrar, or other agent of the Obligor, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 5.08 and Section 5.13, may otherwise deal with the Obligor with the same rights it would have if it were not Trustee, Paying Agent, Registrar, or such other agent.

Section 5.06       Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Obligor.

Section 5.07       Compensation and Reimbursement. The Obligor covenants and agrees:

(a)          to pay the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)          except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction; and

(c)          to indemnify the Trustee and its agents for, and to hold each of them harmless against, any loss, liability, claim, damage or expense incurred without gross negligence or willful misconduct on their part, as determined by a final order of a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Obligor or any Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s powers or duties hereunder, or in connection with the enforcement of the provisions of this Section 5.07, except to the extent that such loss, liability, claim, damage or expense is due to their own gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction.

Any amounts owed to the Trustee under this Section 5.07 shall constitute additional indebtedness hereunder. The Trustee shall have a lien prior to the Notes upon all property and funds held by it hereunder for any amount owing it or any retiring Trustee pursuant to this Section 5.07, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (f) or (g) of Section 4.01, such expenses (including the reasonable charges and expenses of its counsel) and compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 5.08       Disqualification; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such interest or resign as Trustee, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 5.09       Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority; provided, however, that if Section 310(a) of the Trust Indenture Act or the rules and regulations of the Commission thereunder at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the Trust Indenture Act, this Section 5.09 shall be automatically deemed amended to permit a corporation organized and doing business under the laws of any such jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article V.

Section 5.10       Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article V shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.11.

(b)         The Trustee may resign with respect to the Notes of one or more series at any time by giving at least 60 days’ written notice thereof to the Obligor. If the instrument of acceptance by a successor Trustee required by Section 5.11 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(c)           The Trustee may be removed at any time with respect to the Notes of any series by Act of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Notes of such series, delivered to the Trustee and to the Obligor.

(d)               If at any time:

(i)                 the Trustee shall fail to comply with Section 5.08 after written request therefor by the Obligor or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(ii)              the Trustee shall cease to be eligible under Section 5.09 and shall fail to resign after written request therefor by the Obligor or by any such Holder, or

(iii)            the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Obligor may remove the Trustee with respect to all Notes, or (B) subject to Section 4.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Obligor shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 5.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Notes of such series delivered to the Obligor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Obligor. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Obligor or the Holders and accepted appointment in the manner required by Section 5.11, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(f)          The Obligor shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to all Holders of Notes of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

Section 5.11       Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Obligor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Obligor or the successor Trustee, such retiring Trustee shall, upon payment of its reasonable charges and subject to its lien, if any, provided by Section 5.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Obligor, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Obligor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Obligor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article V.

Section 5.12       Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article V, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 5.13       Preferential Collection of Claims Against Obligor. If and when the Trustee shall be or shall become a creditor of the Obligor (or of any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Obligor (or against any such other obligor, as the case may be).

Section 5.14       Appointment of Authenticating Agent. (a) The Trustee, with the approval of the Obligor, may appoint an Authenticating Agent or Agents, that may include any Affiliate of the Obligor, with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.05, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and binding for all purposes as if authenticated by the Trustee hereunder.

Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Obligor and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Obligor itself, subject to supervision or examination by Federal or State authority. Notwithstanding the foregoing, an Authenticating Agent located outside the United States may be appointed by the Trustee if previously approved in writing by the Obligor and if such Authenticating Agent meets the minimum capitalization requirements of this Section 5.14. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 5.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 5.14.

(b)           Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 5.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent, and prior written notice to the Obligor is provided 30 days in advance of such action.

(c)           An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Obligor, to the Obligor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Obligor, to the Obligor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, the Trustee, with the approval of the Obligor, may appoint a successor Authenticating Agent which shall be acceptable to the Obligor and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.14.

(d)          The Obligor agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.14.

(e)           If an appointment is made pursuant to this Section 5.14, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION,
as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

Article VI
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND OBLIGOR

Section 6.01       Obligor to Furnish Trustee Names and Addresses of Holders. The Obligor will furnish or cause to be furnished to the Trustee:

(a)          semi-annually, not more than 15 days after the Record Date for the payment of interest in respect of each series of Notes, in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders of such Notes as of such date, and

(b)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Obligor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided that, in the case of clauses (a) and (b), if the Trustee shall be the Registrar, such list shall not be required to be furnished.

Section 6.02       Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Notes of each series contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders of Notes received by the Trustee. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b)          Holders of Notes may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders of Notes with respect to their rights under this Indenture or under the Notes.

(c)          Every Holder of Notes, by receiving and holding the same, agrees with the Obligor that the Obligor shall not be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with this Section 6.02, regardless of the source from which such information was derived.

Section 6.03       Reports by Trustee. (a) Within 60 days after December 31 of each year commencing with the first December 31 following the date of the initial issuance of Notes under this Indenture, the Trustee shall transmit by mail to the Holders of Notes as their names and addresses appear in the Security Register, a brief report dated as of such December 31, to the extent required under Section 313(a) of the Trust Indenture Act.

(b)          The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(c)          A copy of each such report shall, at the time for such transmission to Holders of Notes, be filed by the Trustee with the Obligor, with each stock exchange upon which any Notes are listed (if so listed) and also with the Commission. The Obligor agrees to promptly notify the Trustee when any Notes become listed on any stock exchange and of any delisting thereof.

Section 6.04       Reports by Obligor. The Obligor shall comply with the provisions of Section 314(a) and 314(c) of the TIA. Delivery of such reports, information and documents to the Trustee pursuant to TIA Section 314(a)(1), (2) and/or (3) shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or matters determinable from information contained therein, including the Obligor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates provided pursuant to Section 6.05 below). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained herein, or whether any such reports, information or documents have or have not been provided as required by the TIA. The Trustee is entitled to assume such compliance with the TIA unless a Responsible Officer of the Trustee is informed otherwise.

Section 6.05       Compliance Certificate. (a) The Obligor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Obligor during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Obligor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Obligor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a default or Event of Default has occurred, describing such default or Event of Default of which he or she may have knowledge and what action the Obligor is taking or proposes to take with respect thereto).

(b)          So long as any of the Notes are outstanding, the Obligor will deliver written notice to the Trustee, forthwith upon any Officer becoming aware of any default or Event of Default, and what action the Obligor is taking or proposes to take with respect thereto.

(c)            Except with respect to receipt of Note payments when due and any default or Event of Default information contained in the Officer’s Certificates delivered to it pursuant to this Section 6.05, the Trustee shall have no duty to review, ascertain or confirm the Obligor’s compliance with, or the breach of any representation, warranty or covenant made in this Indenture.

Article VII
CONSOLIDATION, MERGER OR TRANSFER

Section 7.01       When Obligor May Merge or Transfer Assets. The Obligor may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of the Obligor’s assets substantially as an entirety to another entity unless:

(a)          either (a) the Obligor shall be the continuing corporation or (b) the Person (if other than the Obligor) formed by such consolidation or into which the Obligor is merged or to which all or substantially all of the assets of the Obligor are conveyed or transferred (i) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Obligor under the Notes and this Indenture;

(b)          immediately after giving effect to such transaction, no Event of Default, and no default or other event which, after notice or lapse of time or both, would become a default or Event of Default, shall have occurred and be continuing; and

(c)          the Obligor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 7.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Section 7.02       Successor Entity Substituted. The successor Person formed by such consolidation or into which the Obligor is merged or the successor Person to which such conveyance or transfer is made, in each case other than a lease, shall succeed to, and be substituted for, and may exercise every right and power of the Obligor under this Indenture with the same effect as if such successor had been named as the Obligor herein; and thereafter the Obligor shall be discharged from all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Obligor.

Article VIII
SUPPLEMENTAL INDENTURES

Section 8.01       Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any Notes, the Obligor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

(a)          to evidence the succession of another Person to the Obligor and the assumption by any such successor of the covenants of the Obligor under the Indenture and the Notes pursuant to Article VII;

(b)         to add to the covenants of the Obligor for the benefit of Holders of the Notes or to surrender any right or power conferred upon the Obligor;

(c)          to establish the forms or terms of Notes as permitted by Section 2.01;

(d)          to add any additional events of default for the benefit of Holders of the Notes;

(e)           to add to or change any of the provisions of the Indenture as necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form;

(f)            to secure the Notes;

(g)          to add to, change or eliminate any of the provisions contained herein or in a supplemental indenture in respect of the Notes; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of, any Holder of Notes created prior to the execution of such supplemental indenture, or (ii) shall become effective only when no Notes created prior to the execution of such supplemental indenture are Outstanding;

(h)           to add or appoint a successor or separate Trustee;

(i)            to make provisions with respect to the conversion rights of Holders of Notes of a series that by their terms are convertible;

(j)           to cure any ambiguity, mistake, defect or inconsistency;

(k)           to supplement any of the provisions of the Indenture as necessary to permit or facilitate the defeasance and discharge of any series of Notes;

(l)            to make any other change that would not materially adversely affect the Holders of the Notes;

(m)         to make any change necessary to comply with any requirement of the Commission in connection with the qualification of the Indenture or any supplemental indenture under the TIA;

(n)          to conform the Indenture to the section entitled “Description of Debt Securities” in the prospectus to which this form of Indenture is attached or any prospectus supplement to such prospectus relating to the Notes or any corresponding section of such prospectus or prospectus supplement pursuant to which any additional series of Notes is issued under this Indenture; and

(o)           to reflect the issuance of additional Notes as permitted by Section 2.01 and Section 2.02.

No supplemental indenture for the purposes identified in clause (b) or (j) above may be entered into if to do so would adversely affect in any material respect the interest of the Holders of Notes.

Section 8.02       Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of all series affected by such supplemental indenture (voting as one class), the Obligor, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)           make any change to the percentage of principal amount of Notes the Holders of which must consent to an amendment, modification, supplement or waiver;

(b)          reduce the rate of or extend the time of payment for interest on any Note;

(c)           reduce the principal amount or extend the stated Maturity of any Note;

(d)          reduce the Redemption Price or repurchase price of any Note, change the date on which any Note is subject to redemption or repurchase or add redemption provisions to the Notes (other than provisions relating to the number of days of notice to be given in the event of a redemption);

(e)           make any Note payable in money other than that stated in the Indenture or the Note;

(f)            impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

(g)           adversely affect the right to convert any Note as provided in the terms of such Note;

(h)           make any change in the ranking or priority of any Note that would adversely affect the Holder of such Note; or

(i)             reduce or postpone any sinking fund or similar provision.

The Holders of at least a majority in principal amount of the Outstanding Notes of any series may waive compliance by the Obligor with certain restrictive provisions of this Indenture with respect to the Notes of such series. The Holders of at least a majority in principal amount of the Outstanding Notes of any series may waive any past default under this Indenture with respect to such series, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of this Indenture which cannot be amended without the consent of the Holder of each Outstanding Note affected.

Section 8.03       Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Upon request of the Obligor and, in the case of Section 8.02, upon filing with the Trustee of evidence of an Act of Holders as aforementioned, the Trustee shall join with the Obligor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, powers, trusts, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Section 8.04       Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and the respective rights, limitation of rights, duties, powers, trusts and immunities under this Indenture of the Trustee, the Obligor and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be determined, exercised and enforced thereunder to the extent provided therein.

Section 8.05       Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article VIII shall conform to the requirements of the TIA as then in effect.

Section 8.06       Documents to Be Given to Trustee. The Trustee, subject to the provisions of Section 5.01, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article VIII complies with the applicable provisions of this Indenture.

Section 8.07       Notation on Notes in Respect of Supplemental Indentures. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture. If the Obligor or the Trustee shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Obligor, authenticated by the Trustee and delivered in exchange for the Notes of such series then Outstanding.

Article IX
COVENANTS

Section 9.01       Payment of Principal, Premium and Interest. The Obligor covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay or cause to be paid the principal, premium, if any, and interest on such series of Notes on the dates and in the manner provided in such series of Notes, and will duly comply with all the other terms, agreements and conditions contained in this Indenture for the benefit of such series of Notes.

Payment of principal, and premium, if any, and interest on a Global Note registered in the name of or held by the Depositary or its nominee will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of such Global Note. If any of the Notes are no longer represented by a Global Note, payment of interest on certificated Notes in definitive form may, at the option of the Obligor, be made by (i) check mailed directly to Holders at their registered addresses or (ii) upon request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States by the payee, in each case unless otherwise specified pursuant to Section 2.01.

The Obligor shall pay interest (including post-petition interest in any proceeding under any Federal or state bankruptcy, insolvency, reorganization, or other similar law) on overdue principal and premium, if any, from time to time on demand at the applicable rate of interest determined from time to time in the manner provided for in each series of Notes; it shall pay interest (including post-petition interest in any proceeding under any Federal or State bankruptcy, insolvency, reorganization, or other similar law) on overdue installments of interest and (without regard to any applicable grace periods) from time to time on demand at the same rates to the extent lawful.

Section 9.02       Maintenance of Office or Agency. So long as any of the Notes remain outstanding, the Obligor will maintain an office or agency in the City of New York (which initially will be the Corporate Trust Office) or, with respect to the Notes of any series, in such other Place of Payment as may be specified pursuant to Section 2.01, where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange, where Notes of any series that is convertible may be surrendered for conversion, and where notices and demands to or upon the Obligor in respect of the Notes and this Indenture may be served. The Obligor will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency (except for any change in the location of the Corporate Trust Office, which shall be deemed given pursuant to the notice given by the Trustee under Section 5.01(h). If at any time the Obligor shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Obligor hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Obligor may also from time to time designate one or more other offices or agencies where one or more series of Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified pursuant to Section 2.01 with respect to the Notes of any series, no such designation or rescission shall in any manner relieve the Obligor of its obligation to maintain an office or agency in the City of New York for such purposes.

The Obligor shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 9.03       Money for Note Payments to be Held in Trust. If the Obligor shall at any time act as its own Paying Agent, it will, on or before each due date of the principal, premium, if any, or interest on any series of Notes, segregate and hold in trust for the benefit of the Holders of such series of Notes a sum in the currency in which the Notes of such series are payable sufficient to pay such principal, premium or interest so becoming due until such sums shall be paid to such Holders of the Notes of such series or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Obligor shall have one or more Paying Agents, it will, on or prior to each due date of the principal, premium, if any, or interest, on any series of Notes, deposit with a Paying Agent a sum in the currency in which the Notes of such series are payable sufficient to pay such principal, premium, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Notes of such series entitled to the same and (unless such Paying Agent is the Trustee) the Obligor will promptly notify the Trustee of its action or failure so to act. The Obligor will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.03, that such Paying Agent will:

(a)           hold all sums held by it for the payment of principal, premium, if any, or interest, on Notes of any series in trust for the benefit of the Holders of the Notes of such series entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(b)           give the Trustee prompt notice of any default by the Obligor (or any other obligor upon the Notes of such series) in the making of any such payment of principal, premium, if any, or interest, on such Notes; and

(c)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Obligor may, at any time, for the purpose of obtaining the discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Obligor or such Paying Agent or, if for any other purpose, all sums so held in trust by the Obligor in respect of all series of Notes, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Obligor or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 9.04       Certificate to Trustee. The Obligor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Obligor ending after the initial issuance of Notes under this Indenture, an Officer’s Certificate that complies with TIA Section 314(a)(4) stating that in the course of the performance by the signers of their duties as officers of the Obligor, they would normally have knowledge of any default by the Obligor in the performance of any of its covenants or agreements contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

Section 9.05       Existence. Subject to Article VII, the Obligor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.

Article X
REDEMPTION OF NOTES

Section 10.01   Applicability of Article. Notes which are redeemable before their Maturity Date shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Notes of any series) in accordance with this Article.

Section 10.02   Election to Redeem; Notice to Trustee. The election of the Obligor to redeem any Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Obligor of the Notes of any series, the Obligor shall, at least 45 days prior to the Redemption Date fixed by the Obligor (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Notes of such series to be redeemed and, if applicable, of the tenor of the Notes to be redeemed. In the case of any redemption of Notes (a) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or (b) pursuant to an election of the Obligor which is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Obligor shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

Section 10.03   Selection by Trustee of Notes to Be Redeemed. If less than all the Notes of any series are to be redeemed (unless all of the Notes of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Note), the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date from the Outstanding Notes of such series not previously called for redemption, by lot or, if the Notes to be redeemed are Global Notes, pursuant to the applicable procedures of the Depositary, and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes of that series or any integral multiple thereof) of the principal amount of Notes of such series of a denomination larger than the minimum authorized denomination for Notes of that series.

If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall notify the Obligor in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Note, whether such Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 10.04   Notice of Redemption. Unless otherwise specified pursuant to Section 2.01, notice of redemption shall be delivered electronically or by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, as their names and addresses appear in the Security Register.

All notices of redemption shall state:

(a)          the Redemption Date;

(b)          the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(c)           if less than all the Outstanding Notes of any series consisting of more than a single Note are to be redeemed (unless all the Notes of such series and of a specified tenor are to be redeemed), the identification (and, in the case of partial redemption of any Notes, the principal amount) of the particular Notes to be redeemed and, if less than all the Outstanding Notes of any series constituting a single Note are to be redeemed, the principal amount of the particular Note to be redeemed;

(d)         that on the Redemption Date, the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(e)           in the case of any Notes that are convertible pursuant to the terms of such Notes, the conversion price or rate, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the place or places where such Notes may be surrendered for conversion;

(f)            the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(g)          that the redemption is for a sinking fund, if such is the case; and

(h)          applicable CUSIP Numbers, if any, and the statement in Section 2.10.

Notice of redemption of Notes to be redeemed at the election of the Obligor shall be given by the Obligor or, at the Obligor’s request and with the notice information provided to the Trustee, by the Trustee in the name and at the expense of the Obligor and, except as provided in the following sentence, shall be irrevocable; provided, in the latter case, the Obligor will give the Trustee at least ten days’ prior notice of the date of the giving of the notice (unless a shorter notice shall be satisfactory to the Trustee). Any notice of redemption may, at the Obligor’s discretion, be subject to one or more conditions precedent, in which case such notice shall describe each such condition and may be rescinded if any or all such conditions shall not have been satisfied or waived by the Redemption Date, and the Obligor shall notify the Holders and the Trustee of any such rescission as soon as practicable. Notice of redemption of Notes to be redeemed at the election of the Obligor received by the Trustee shall be given by the Trustee to each Paying Agent in the name of and at the expense of the Obligor.

Section 10.05   Deposit of Redemption Price. At or prior to 11:00 a.m. New York City time on the Redemption Date (or such other time and date as may be specified as contemplated by Section 2.01 or as may be required by any Paying Agent for the Notes of such series pursuant to any agreement between the Obligor and such Paying Agent), the Obligor shall deposit with the Trustee or with a Paying Agent (or, if the Obligor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount of money, in the currency in which the Notes of such series are payable, sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date (unless otherwise specified as contemplated by Section 2.01)) accrued interest on, all the Notes which are to be redeemed on that date other than any Notes called for redemption on that date which have been converted prior to the date of such deposit.

If any Note called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive interest as provided in Section 2.06(f)) be paid to the Obligor upon Company Request or, if then held by the Obligor, shall be discharged from such trust.

Section 10.06   Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Obligor shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Obligor at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 2.01, installments of interest whose Maturity Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.06.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 10.07   Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Obligor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Obligor and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Obligor shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Article XI
SINKING FUNDS

Section 11.01   Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Notes of a series except as otherwise specified as contemplated by Section 2.01 for Notes of such series.

The minimum amount of any sinking fund payment provided for by the terms of Notes of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Notes of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Notes of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.02. Each sinking fund payment shall be applied to the redemption of Notes of any series as provided for by the terms of Notes of such series.

Section 11.02   Satisfaction of Sinking Fund Payments with Notes. The Obligor (1) may deliver Outstanding Notes of a series (other than any Notes previously called for redemption) and (2) may apply as a credit Notes of a series which have been converted pursuant to the terms of such Notes or which have been redeemed either at the election of the Obligor pursuant to the terms of such Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Notes, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Notes of such series required to be made pursuant to the terms of such Notes as provided for by the terms of such series; provided that such Notes have not been previously so credited. Such Notes shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Notes for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 11.03   Redemption of Notes for Sinking Fund. Not less than 45 days prior to each sinking fund payment date for any series of Notes, the Obligor will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Notes of that series pursuant to Section 11.02 and the basis for such credit, and will also deliver to the Trustee any Notes to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Notes to be redeemed upon such sinking fund payment date in the manner specified in Section 10.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Obligor in the manner provided in Section 10.04. Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Sections 10.06 and 10.07.

Article XII
DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01   Obligor’s Option to Effect Defeasance or Covenant Defeasance. The Obligor may elect, at its option by Board Resolution at any time, to have either Section 12.02 or Section 12.03 applied to the Outstanding Notes of any series designated pursuant to Section 2.01 as being defeasible pursuant to this Article XII (hereinafter called a “Defeasible Series”), upon compliance with the conditions set forth below in this Article XII.

Section 12.02   Defeasance and Discharge. Upon the Obligor’s exercise of the option provided in Section 12.01 to have this Section 12.02 applied to the Outstanding Notes of any Defeasible Series, the Obligor shall be deemed to have been discharged from its obligations, with respect to the Outstanding Notes of such series, as provided in this Section 12.02 on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Obligor shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes of such series and to have satisfied all its other obligations under the Notes of such series and this Indenture with respect to such Notes (and the Trustee, at the expense of the Obligor, shall execute proper instruments acknowledging the same provided to it by the Obligor), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Notes of such series to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in Section 12.04, payments in respect of the principal of and any premium and interest on such Notes of such series when payments are due, (2) the Obligor’s obligations with respect to the Notes of such series under Sections 2.03, 2.04, 2.05, 9.02 and 9.03, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article XII. Subject to compliance with this Article XII, the Obligor may exercise its option provided in Section 12.01 to have this Section 12.02 applied to the Outstanding Notes of any Defeasible Series notwithstanding the prior exercise of its option provided in Section 12.01 to have Section 12.03 applied to the Outstanding Notes of such series.

Section 12.03   Covenant Defeasance. Upon the Obligor’s exercise of the option provided in Section 12.01 to have this Section 12.03 applied to the Outstanding Notes of any Defeasible Series, (1) the Obligor shall be released from its obligations under Section 7.01, Section 9.05, and such other covenants as may have been made applicable to such Defeasible Series pursuant to Sections 2.01(a)(v)(Q), 8.01(b) and 8.01(c) and (2) the occurrence of any event specified in Sections 4.01(c), 4.01(e) (with respect to any of Sections 7.01 or 9.05 or such other applicable covenants referred to in the preceding clause (1)) and Section 4.01(h) shall be deemed not to be or result in an Event of Default (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Obligor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 4.01(e)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Notes of such series shall be unaffected thereby; provided that notwithstanding a Covenant Defeasance with respect to Section 7.01, any Person to whom a sale, lease, conveyance, transfer or other disposition is made pursuant to Section 7.01, shall as a condition to such transfer, sale, lease or other disposition, assume by an indenture supplemental hereto in form satisfactory to the Trustee, executed by such successor Person and delivered to the Trustee, the obligations of the Obligor to the Trustee under Section 5.07 and the second to the last paragraph of Section 12.05.

Section 12.04   Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 12.02 or Section 12.03 to the Outstanding Notes of any Defeasible Series:

(a)          The Obligor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 5.09 and agrees to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Notes of such series, (A) money (in the currency in which the Notes of such series are payable) in an amount, or (B) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Notes of such series on the respective Maturity Dates or on redemption, in accordance with the terms of this Indenture and the Notes of such series. As used herein, “U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation specified in Clause (x) and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt; provided, further, that with respect to Notes of any series payable in a currency other than U.S. dollars, “U.S. Government Obligation” shall also include equivalent securities issued by a government, governmental agency or central bank of the country in whose currency the Notes of such series are payable that are backed by the full faith and credit of the government of that country, which are not callable or redeemable at the option of the issuer thereof.

(b)          In the case of an election under Section 12.02, the Obligor shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Obligor has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date first set forth hereinabove, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Notes of such series and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(c)           In the case of an election under Section 12.03, the Obligor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Notes of such series and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(d)          After giving pro forma effect to such Defeasance or Covenant Defeasance, no Event of Default or event that (after notice or lapse of time or both) would become an Event of Default with respect to the Notes of such series shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 4.01(f) and (g), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(e)           Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Notes Outstanding hereunder were in default within the meaning of the Trust Indenture Act.

(f)            Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Obligor is a party or by which it is bound.

(g)          The Obligor shall have delivered to the Trustee an Opinion of Counsel to the effect that any trust resulting from the deposit under this Section does not require registration under the U.S. Investment Company Act of 1940, as amended.

(h)           If the Notes of such series are to be redeemed, either notice of such redemption shall have been given or the Obligor shall have given the Trustee irrevocable directions to give notice of such redemption in the name, and at the expense of, the Obligor, under arrangements satisfactory to the Trustee.

(i)            The Obligor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 12.05   Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 9.03, all money and U.S. Government Obligations deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 12.05 and Section 12.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 12.04 and all proceeds of such U.S. Government Obligations and the interest thereon in respect of the Notes of any Defeasible Series shall be held in trust and applied by it, in accordance with the provisions of this Indenture, to the payment, either directly or through any Paying Agent (including the Obligor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, for whose payment such money and U.S. Government Obligations have been deposited with the Trustee; but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

The Obligor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Notes.

Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Obligor from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.04 with respect to Notes of any Defeasible Series that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance with respect to the Notes of such series.

Section 12.06   Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article XII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligor’s obligations under this Indenture and the Holders of Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 12.05; provided, however, that if the Obligor makes any payment of principal of or any premium or interest on any Note of such series following the reinstatement of its obligations, the Obligor, as the case may be, shall be subrogated to the rights of the Holders of Notes of such series to receive such payment from the money so held in trust.

Section 12.07   Qualifying Trustee. Any trustee appointed pursuant to Section 12.04 for the purpose of holding trust funds deposited pursuant to that Section 12.04 shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related Defeasance or Covenant Defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AMETEK, INC.

By:	/s/ Dalip Puri
Name: Dalip Puri
Title: EVP and CFO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ James H. Byrnes
Name: James H. Byrnes
Title: Vice President